UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2004

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32837 (Commission File Number)	75-2749762 (I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas (Address of principal executive offices)		75001 (Zip code)

Registrant’s telephone number, including area code: (972) 713-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Sale and Purchase Agreement
News Release
News Release
Unaudited Pro Forma Consolidated Statement of Income by Quarter
Unaudited Pro Forma Key Operating Statistics by Quarter
Unaudited Pro Forma Consolidated Statements of Income and Condensed Consolidated Balance Sheet

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On July 29, 2004, United Surgical Partners International, Inc., a Delaware corporation (“USPI”), entered into an agreement to sell its entire interest in United Surgical Partners Europe, S.L., a Spanish limited company and the holding company for all of USPI’s Spanish operations (“USPE”), to affiliates of the private Spanish investment firm Mercapital (the “Purchaser”). A copy of the agreement is attached hereto as Exhibit 10.1. Members of USPI’s Spanish management team are also investors in the Purchaser. On September 9, 2004, the transaction was completed. The purchase price paid by the Purchaser for USPI’s interest in USPE was approximately $190 million. The assets of USPE consist of nine private surgical hospitals.

     In connection with the closing of the transaction, a subsidiary of USPI purchased a 15% non-voting equity interest in the Purchaser (the “Interest”) for approximately $18 million. USPI and the Purchaser entered into a reciprocal put/call option with respect to the Interest. The Purchaser may call the Interest within 90 days after the second anniversary of the closing at a price equal to USPI’s investment plus annual interest at 4.0%. If the call option is not exercised within such 90-day period, the put option will be deemed to be exercised.

     Net cash proceeds of the transaction to USPI, after the acquisition of the Interest by USPI, costs of the transaction and the tax on the estimated gain, are expected to be approximately $143 million and USPI expects to recognize an after tax gain of approximately $49 million. Both the net cash proceeds and after tax gain are subject to final calculations of tax expense, total costs of the sale, and a true-up of closing date working capital. The foregoing description is a summary only, and is qualified in its entirety by reference to the agreement attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

     On July 29, 2004, USPI issued a press release announcing the signing of the transaction, a copy of which is attached as Exhibit 99.1 to this report. On September 10, 2004, USPI issued a press release announcing the completion of the transaction, a copy of which is attached as Exhibit 99.2 to this report. In addition, the company is furnishing, as Exhibit 99.3, a quarterly breakout of the pro forma consolidated statements of income included under Item 9.01 as Exhibit 99.5. The Company also is furnishing, as Exhibit 99.4, certain operating statistics of its Western European operations, excluding the Spanish operations.

Item 9.01 Financial Statements and Exhibits.

     (b) Pro Forma Financial Information.

     The unaudited pro forma condensed consolidated financial information with respect to the disposition of the Company’s Spanish operations required by Item 9.01 of Form 8-K is attached as Exhibit 99.5 to this report.

     The unaudited pro forma condensed consolidated balance sheet presents USPI’s balance sheet, as of June 30, 2004, as if the transaction described in Item 2.01 above had occurred on June 30, 2004. The unaudited pro forma consolidated statements of income for the six months ended June 30, 2004 and the year ended December 31, 2003 present USPI’s results of operations as if the transaction described in Item 2.01 above had occurred on January 1 of each of the periods presented.

     The unaudited pro forma condensed consolidated financial statements should be read together with the financial statements and related notes included in USPI’s Report on Form 10-Q for the quarter ended June 30, 2004 and Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

     (c) Exhibits.

10.1	Sale and Purchase Agreement, dated July 29, 2004, between USPE Holdings Limited, United Surgical Partners International, Inc., Jenebe International S.a.r.l., Delphirica Investments S.a.r.l., Alosem Sociedad Civil, Tesalia Sociedad Civil and Capital Stock S.C.R., S.A.

99.1	News Release issued by United Surgical Partners International, Inc. July 29, 2004.

99.2	News Release issued by United Surgical Partners International, Inc. September 10, 2004.

99.3	Unaudited Pro Forma Consolidated Statement of Income by Quarter.

99.4	Unaudited Pro Forma Key Operating Statistics by Quarter.

99.5	United Surgical Partners International, Inc. and subsidiaries unaudited pro forma condensed consolidated balance sheet at June 30, 2004 and unaudited pro forma consolidated statements of income for the six months ended June 30, 2004 and the year ended December 31, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
	By:	/s/ Mark A. Kopser
Mark A. Kopser
Date: September 15, 2004		Senior Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Sale and Purchase Agreement, dated July 29, 2004, between USPE Holdings Limited, United Surgical Partners International, Inc., Jenebe International S.a.r.l., Delphirica Investments S.a.r.l., Alosem Sociedad Civil, Tesalia Sociedad Civil and Capital Stock S.C.R., S.A.

99.1	News Release issued by United Surgical Partners International, Inc. July 29, 2004.

99.2	News Release issued by United Surgical Partners International, Inc. September 10, 2004.

99.3	Unaudited Pro Forma Consolidated Statement of Income by Quarter.

99.4	Unaudited Pro Forma Key Operating Statistics by Quarter.

99.5	United Surgical Partners International, Inc. and subsidiaries unaudited pro forma condensed consolidated balance sheet at June 30, 2004 and unaudited pro forma consolidated statements of income for the six months ended June 30, 2004 and the year ended December 31, 2003.